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                                                                      EXHIBIT 21

                                  MAIL.COM, INC
                         SUBSIDIARIES OF THE REGISTRANT
                                DECEMBER 31, 1999

Subsidiary                                                State of Incorporation
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Mail.com Business Messaging Services, Inc.                  Delaware
The Allegro Group                                           Ohio



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